UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 17, 2006


                              NEXTWAVE WIRELESS LLC
             (Exact name of registrant as specified in its charter)


          DELAWARE                      000-51958                14-1926116
(State or other jurisdiction    (Commission file number)     (I.R.S. employer
     of incorporation)                                       identification no.)



               12670 HIGH BLUFF DRIVE, SAN DIEGO, CALIFORNIA 92130 (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (858) 480-3100

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On July 17, 2006 (the "Closing Date"), NextWave Wireless LLC (the "Company") and certain of its direct and indirect subsidiaries entered into various agreements pursuant to which the Company issued senior secured notes (the "NextWave Financing"). In connection with the NextWave Financing, NextWave Wireless Inc. ("NWI"), which will serve as the public holding company of the Company following its anticipated corporate conversion merger, agreed to issue warrants to purchase its common stock.

Purchase Agreement
------------------

         The Company entered into a Purchase Agreement, dated as of the Closing Date (the "Purchase Agreement"), among the Company, as issuer, NextWave Broadband Inc. ("Broadband"), NW Spectrum Co. ("NW Spectrum"), AWS Wireless Inc. ("AWS Wireless"), and PacketVideo Corporation, as subsidiary guarantors (in such capacity, collectively, the "Guarantors"), the note purchasers party thereto (the "Purchasers"), and The Bank of New York, as collateral agent. The Purchasers were investment funds and other institutional investors, including affiliates of Avenue Capital Group, among others. Robert T. Symington, a member of the Board of Managers of the Company, is a Portfolio Manager at Avenue Capital Group. Neither Mr. Symington nor Avenue Capital Group or its affiliates received any compensation in connection with the NextWave Financing.

         Pursuant to the Purchase Agreement, the Company issued Senior Secured Notes Due 2010 in the aggregate principal amount of $350 million (the "Notes"). The Notes were issued at a fifteen percent (15%) original issue discount, resulting in gross proceeds of $297.5 million to the Company. After the payment of transaction related expenses, the Company was provided with net proceeds of $295 million available for the sole purpose of financing spectrum acquisitions and leases, including the Company's pending acquisition of WCS Wireless, Inc. for $160.5 million. In addition, concurrently with the Notes placement, the Company paid a $142.8 million deposit to qualify for the Federal Communication Commission's Advanced Wireless Spectrum auction scheduled to commence on August 9, 2006, utilizing $110 million of the proceeds of the Notes. Amounts not used to purchase spectrum licenses in the auction will be refunded to the Company after the auction is completed. The net proceeds of the Notes will be held in a segregated account pending their use for spectrum acquisitions and leases as further security for the Notes.

         The Notes are guaranteed by the Guarantors pursuant to the Guaranty (the "Guaranty"), dated as of the Closing Date, among the Guarantors and the Collateral Agent. In addition, when the Company becomes a wholly owned subsidiary of NWI as a result of the corporate conversion merger, the Notes will be guaranteed by NWI pursuant to the Parent Guaranty (the "Parent Guaranty"), dated as of the Closing Date, between NWI and the Collateral Agent.

         The Notes accrue interest, payable semi-annually in arrears, at an annual rate equal to 7% per annum; provided that, if the Company does not complete its anticipated corporate conversion merger on or prior to November 14, 2006, then the interest rate shall be equal to 12% per annum during the period


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from November 14, 2006 to the date on which the corporate conversion merger actually occurs. No scheduled principal payments will be due on the Notes before the maturity date of July 15, 2010. The Notes are pre-payable at the Company's option at specified premiums to the principal amount that will decline over the term of the Notes from 105% to 100%, plus a make-whole amount applicable only during the first two years following the Closing Date. Payments owning under the Notes automatically become due and payable upon the occurrence of an Insolvency Default (as defined in the Purchase Agreement) of the Company, NWI or any of their subsidiaries. In addition, holders of fifty-one percent (51%) or more of the outstanding principal amount of the Notes may declare the Notes due and payable if any other Event of Default (as defined in the Purchase Agreement) occurs.

         Pursuant to the Pledge and Security Agreement (the "Security Agreement"), dated as of the Closing Date, among the Company, Broadband, NW Spectrum and AWS Wireless, as grantors (in such capacity, collectively, the "Grantors"), and the Collateral Agent, executed for the benefit of each holder of the Notes, the obligations under the Notes are secured by first priority liens on, and security interests in, certain pledged equity, FCC licenses, Spectrum leases, securities accounts and proceeds of any of the foregoing. The Company is required to maintain at least $75 million in cash or cash equivalents in a reserve account at all times while the Notes remain outstanding.

         The Purchase Agreement contains representations and warranties, affirmative and negative covenants (including, without limitation, (i) the Company's and its subsidiaries' obligation to maintain in full force and effect its FCC licenses and spectrum leases, (ii) the Company's obligation to use the Note proceeds for the acquisition of spectrum, not to exceed $0.25 per MHz-POP,
(iii) the Company's and its subsidiaries' obligation not to become liable to any additional indebtedness, subject to certain exceptions and (iv) the Company's and its subsidiaries' obligation not to make restricted payments to holders of equity securities or subordinated debt, including dividends), and events of default (which includes a default if the shelf registration, as described in the section entitled "Registration Rights Agreement" below, is not filed within 30 days following the corporate conversion merger) which are customary in similar types of agreements.

Warrant Agreement and Warrants
------------------------------

         In connection with the NextWave Financing, NWI entered into a Warrant Agreement, dated as of the Closing Date, among NWI and the Purchasers (the "Warrant Agreement"), which is to become operative upon the Company becoming a wholly owned subsidiary of NWI as a result of the corporate conversion merger, whereby NWI shall issue Common Stock Purchase Warrants (the "Warrants") to purchase an aggregate of 5% of NWI's shares of common stock, par value $0.001 per share ("NWI Common Stock"), as of the date of the corporate conversion merger and before giving effect to the exercise of any Warrant. The Warrants have an exercise price of $0.01 per share of NWI Common Stock (subject to certain adjustments as set forth in the Warrant Agreement), are exercisable at any time from the date of issuance until 5:00 P.M. eastern time, on July 15, 2009, and have anti-dilution protection provisions as set forth in the Warrant


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Agreement. The shares of NWI Common Stock underlying the Warrants are also entitled to certain registration rights as described in the section entitled "Registration Rights Agreement" below.

Registration Rights Agreement
-----------------------------

         NWI entered into a Registration Rights Agreement, dated as of the Closing Date, among NWI and the Purchasers (the "Registration Rights Agreement"). The Registration Rights Agreement obligates NWI to file a shelf registration statement within 30 days following the corporate conversion merger, and further requires NWI to use its commercially reasonable efforts to have the shelf registration statement become or declared effective within 60 days from its filing. The Registrable Securities (as defined in the Registration Rights Agreement) include the NWI Common Stock issuable upon exercise of the Warrants. The holders of Registrable Securities will be entitled to continuous shelf registration rights for a period of two years from the date that such shelf registration is declared effective by the Securities and Exchange Commission. NWI is required to bear the expenses of the shelf registration.

         The foregoing descriptions of the Purchase Agreement, the Warrant Agreement, the Registration Rights Agreement, the Notes, the Warrants, the Guaranty, the Parent Guaranty and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Warrant Agreement, the Registration Rights Agreement, the Guaranty, the Parent Guaranty and the Security Agreement, which are filed as
Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively hereto, and are incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The information included under Item 1.01 above with respect to the Purchase Agreement, the Notes, the Guaranty and the Parent Guaranty is incorporated under this Item 2.03.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

         Pursuant to the Warrant Agreement, NWI agreed to issue Warrants for an aggregate of 5% of the issued and outstanding shares of NWI Common Stock for an exercise price of $0.01 per share (subject to certain adjustments), as of the date of the corporate conversion merger and before giving effect to the exercise of any Warrant. The Warrants will be issued as of the date that the Company becomes a wholly owned subsidiary of NWI as a result of the corporate conversion merger. The information included under Item 1.01 above with respect to the Warrant Agreement and the Warrants is incorporated under this Item 3.02.

         The offers and sales of these securities were deemed to be exempt from registration under the Securities Act of 1933, as amended. Pursuant to an exemption from registration under Section 4(2) thereof, the recipients of the securities in each such transaction represented their intention to acquire the securities for investment purposes and not with a view to or for sale in


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connection with any distribution thereof and appropriate legends were affixed to certificates issued in connection with such transactions.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 4.1 Purchase Agreement, dated as of July 17, 2006, among NextWave Wireless LLC, as issuer, NextWave Broadband Inc., NW Spectrum Co., AWS Wireless Inc., and PacketVideo Corporation, as subsidiary guarantors, the note purchasers party thereto and The Bank of New York, as collateral agent

Exhibit 4.2 Warrant Agreement, dated as of July 17, 2006, among NextWave Wireless Inc. and the Holders listed on Schedule I thereto

Exhibit 4.3 Registration Rights Agreement, dated as of July 17, 2006, among NextWave Wireless Inc. and the Purchasers listed on
                  Schedule I thereto

Exhibit 10.1 Guaranty, dated as of July 17, 2006, by and among NextWave Broadband, Inc., NW Spectrum Co., AWS Wireless Inc., PacketVideo Corporation and The Bank of New York, as Collateral Agent

Exhibit 10.2 Parent Guaranty, dated as of July 17, 2006, between NextWave Wireless Inc. and The Bank of New York, as Collateral Agent

Exhibit 10.3 Pledge and Security Agreement, dated as of July 17, 2006, by and among NextWave Wireless LLC, the undersigned direct and indirect subsidiaries of NextWave Wireless LLC, each additional Grantor that may become a party thereto and The Bank of New York, as Collateral Agent







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 21, 2006
                                      NEXTWAVE WIRELESS LLC

                                      By:  /s/ Frank A. Cassou
                                         --------------------------------------
                                           Frank A. Cassou
                                           Executive Vice President and
                                           Chief Legal Counsel




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                                  EXHIBIT INDEX



Exhibit No.                            Description
-----------                            -----------

Exhibit 4.1 Purchase Agreement, dated as of July 17, 2006, among NextWave Wireless LLC, as issuer, NextWave Broadband Inc., NW Spectrum Co., AWS Wireless Inc., and PacketVideo Corporation, as subsidiary guarantors, the note purchasers party thereto and The Bank of New York, as collateral agent

Exhibit 4.2 Warrant Agreement, dated as of July 17, 2006, among NextWave Wireless Inc. and the Holders listed on Schedule I thereto

Exhibit 4.3 Registration Rights Agreement, dated as of July 17, 2006, among NextWave Wireless Inc. and the Purchasers listed on
                  Schedule I thereto

Exhibit 10.1 Guaranty, dated as of July 17, 2006, by and among NextWave Broadband, Inc., NW Spectrum Co., AWS Wireless Inc., PacketVideo Corporation and The Bank of New York, as Collateral Agent

Exhibit 10.2 Parent Guaranty, dated as of July 17, 2006, between NextWave Wireless Inc. and The Bank of New York, as Collateral Agent

Exhibit 10.3 Pledge and Security Agreement, dated as of July 17, 2006, by and among NextWave Wireless LLC, the undersigned direct and indirect subsidiaries of NextWave Wireless LLC, each additional Grantor that may become a party thereto and The Bank of New York, as Collateral Agent